UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2025

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31747	52-0898545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:(410) 363-3000

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	UUU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on October 29, 2024, Universal Security Instruments, Inc. and its wholly-owned subsidiary, USI Electric, Inc. (collectively, the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Feit Electric Company, Inc., a California corporation (“Feit Electric”), pursuant to which Feit Electric agreed to acquire certain assets of the Company (the “Asset Sale”), consisting of smoke alarm and carbon monoxide alarm inventory (“Eligible Inventory”) and certain non-tangible assets of the Company, for an aggregate cash payment to the Company of $6 million, subject to adjustment based upon the value of the Eligible Inventory at the time of closing (the “Closing”). The Asset Sale was approved by the Company’s shareholders on April 15, 2025.

On May 22, 2025, the Company and Feit Electric entered into Amendment Number One to Asset Purchase Agreement (the “Amendment”). The purpose of the amendment was to amend certain provisions of the Agreement to reflect that the Company would not be dissolving its operations and will continue, following the Closing, in the business of importing and marketing product lines other than smoke alarms and carbon monoxide alarms.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this Current Report by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Certain information required by this Item 2.01 with respect to the Asset Sale is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

The Asset Sale closed on May 22, 2025. The purchase price, based on the value of the Eligible Inventory at the time of Closing, was $4,955,107.90.

The Company intends to continue importing and marketing its product lines other than smoke alarms and carbon monoxide alarms following the Closing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, the Board of Directors of the Company (the “Board”) appointed the following two additional directors in accordance with the previously announced Memorandum of Understanding (“MOU”), by and between the Company and Ault & Company, Inc., a Delaware corporation (“A&C”), dated as of April 15, 2025:

•	Henry Nisser was appointed to serve as a director until the 2026 Annual Meeting of Shareholders or until his successor is duly elected and qualifies, and

•	Milton C. (Todd) Ault, III was appointed to serve as a director until the 2027 Annual Meeting of Shareholders or until his successor is duly elected and qualifies.

As of the date hereof, neither Mr. Nisser nor Mr. Ault has been appointed to any committees of the Board, and no determination has yet been made with respect to any such appointment.

Other than pursuant to the transactions described in the MOU, neither Mr. Nisser nor Mr. Ault has participated in any transactions with the Company nor are there currently any proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.  In addition, there are no family relationships between Mr. Nisser or Mr. Ault and any of the Company’s executive officers or other directors.

The Board has determined that Mr. Nisser and Mr. Ault are “independent” directors, as independence is defined in the listing rules for NYSE American LLC.

Item 9.01.	Financial Statements and Exhibits.

(b)          Pro Forma Financial Information

The unaudited pro forma financial statements as of and for the nine months ended December 31, 2024 are filed herewith and attached hereto as Exhibit 99.1, and are incorporated herein by reference.

(d)          Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Amendment Number One to Asset Purchase Agreement by and between Feit Electric Company, Inc., Universal Security Instruments, Inc. and USI Electric, Inc. dated May 22, 2025.

99.1	Unaudited pro forma financial statements as of and for the nine months ended December 31, 2024.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.

Date: May 29, 2025	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President